       As filed with the Securities and Exchange Commission on November 21, 1996
                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   CYMER, INC.
               (Exact name of issuer as specified in its charter)


                 Nevada                                      33-0175463
        ------------------------           ------------------------------------
        (State of Incorporation)           (I.R.S. Employer Identification No.)

                             16275 Technology Drive
                               San Diego, CA 92127
                    (Address of principal executive offices)


                             1987 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                            1996 DIRECTOR OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                               DR. ROBERT P. AKINS
                             Chief Executive Officer
                                   CYMER, INC.
                             16275 Technology Drive
                               San Diego, CA 92127
                                 (619) 487-2442
            (Name, address and telephone number of agent for service)


                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                              GREGORY T. COX, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, Californ a 94304-1050
                                 (415) 493-9300
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                         CALCULATION OF REGISTRATION FEE
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
                                                                       Proposed             Proposed
                Title of                                               Maximum               Maximum
               Securities                         Amount               Offering             Aggregate             Amount of
                  to be                           to be                 Price               Offering            Registration
               Registered                     Registered(1)           Per Share               Price                  Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value,
  previously issued or to be issued
  under 1987 Stock Option Plan                 1,193,788              $1.95(2)        $ 2,327,886.60           $    705.42
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value, to
  be issued under 1996 Stock Option
  Plan                                         1,500,000              $26.72(3)        40,080,000.00             12,145.45
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value, to
  be issued under 1996 Director
  Option Plan                                    100,000              $29.25(4)         2,925,000.00                886.36
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value, to
  be issued under 1996 Employee
  Stock Purchase Plan                            250,000              $24.86(5)         6,215,000.00              1,883.33
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL                                 3,043,788                              $51,547,886.60           $ 15,620.56
=================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares subject to options currently outstanding under the 1987 Stock Option Plan, and the number of shares authorized to be issued under the 1996 Stock Option Plan, the 1996 Director Option Plan and the 1996 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the total registration fee. The price of $1.66 per share represents the weighted average exercise price of the 1,193,788 shares subject to options currently outstanding under the 1987 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee.
         The price of $26.72 per share represents the weighted average exercise price based on (a) the exercise price of the 192,050 shares subject to options currently outstanding of $9.50 per share and
         (b) as to the 1,307,950 shares subject to future issuance under the 1996 Stock Option Plan, the average of the high and low prices reported in the Nasdaq National Market on November 15, 1996 of $29.25 per share (the "Market Price").

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon the Market Price because the price at which the options to be granted in the future may be exercised or the price at which shares may be purchased in the future is not currently determinable.

(5) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the Market Price.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    Information Incorporated by Reference

           The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

           (A) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) on September 18, 1996, which contains audited financial statements for the Registrant as of December 31, 1995 and 1994 and each of the three years in the period ended December 31, 1995 and as of June 30, 1996 and for the six months then ended.

           (B) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 6, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (C) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed on November 14, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.    Description of Securities

           Not Applicable.


ITEM 5.    Interests of Named Experts and Counsel

           Not Applicable.


ITEM 6.    Indemnification of Directors and Officers

           The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Nevada General Corporation Law). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the Registrant. Subject to the Registrant's Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.    Exemption From Registration Claimed

           Not Applicable.

ITEM 8.    Exhibits

           4.1(1)      1987 Stock Option Plan including form of Stock Option
                       Agreement

           4.2(2)      1996 Stock Option Plan including form of Stock Option
                       Agreement

           4.3(3) 1996 Employee Stock Purchase Plan including form of Subscription Agreement

           4.4(4) 1996 Director Option Plan including form of Director Option Agreement

           5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

           23.1        Independent Auditors' Consent (see Page II-5).

           23.2        Consent of Counsel (contained in Exhibit 5.1).

           24.1        Power of Attorney (see Page II-4).

------------------------------------


(1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.2 filed with Registrant's Registration Statement on Form S-1, No. 333-08383.
(2) Exhibit No. 4.2 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.
(3) Exhibit No. 4.3 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.
(4) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.

ITEM 9.  UNDERTAKINGS

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of

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
distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada General Corporation Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Cymer, Inc, a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of November, 1996.

                          CYMER, INC.

                          By: /s/ William A. Angus, III
                              ______________________________________________
                              William A. Angus, III
                              Senior Vice President, Chief Financial Officer and Secretary



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Angus, III and Robert P. Akins, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           SIGNATURE                                      TITLE                                     DATE

       /s/ Robert P. Akins            President, Chief Executive Officer and                  November 21, 1996
__________________________________    Chairman of the Board
       (Robert P. Akins)

    /s/ William A. Angus              Senior Vice President, Chief Financial                  November 21, 1996
__________________________________    Officer and Secretary
    (William A. Angus, III)

         /s/ Nancy J. Baker           Director, Corporate Finance and Treasurer               November 21, 1996
__________________________________
       (Nancy J. Baker)

     /s/ Richard P. Abraham           Director                                                November 21, 1996
__________________________________
     (Richard P. Abraham)

     /s/ Kenneth M. Deemer            Director                                                November 21, 1996
__________________________________
      (Kenneth M. Deemer)

    /s/ Peter J. Simone               Director                                                November 21, 1996
__________________________________
       (Peter J. Simone)

    /s/ F. Duwaine Townsen            Director                                                November 21, 1996
__________________________________
     (F. Duwaine Townsen)

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
                                INDEX TO EXHIBITS



Exhibit
 Number
-------
 4.1(1)      1987 Stock Option Plan including form of Stock Option
             Agreement

 4.2(2)      1996 Stock Option Plan including form of Stock Option
             Agreement

 4.3(3)      1996 Employee Stock Purchase Plan including form of
             Subscription Agreement

 4.4(4)      1996 Director Option Plan including form of Director
             Option Agreement

 5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

23.1         Independent Auditors' Consent.

23.2         Consent of Counsel (contained in Exhibit 5.1).

24.1         Power of Attorney (see Page II-4).

------------------------------------
(1)      Exhibit No. 4.1 is incorporated by reference to Exhibit 10.2 filed with
         Registrant's Registration Statement on Form S-1, No. 333-08383.

(2) Exhibit No. 4.2 is incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.

(3) Exhibit No. 4.3 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.

(4) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1, No. 333-08383.


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